Exhibit 4.3

EXECUTION VERSION

June [•], 2020

Bilcar, LLC

1701 Village Center Circle

Las Vegas, Nevada 89134

Attn:      William P. Foley, II

Thomas H. Lee Partners, L.P.

100 Federal Street

Boston, Massachusetts 02110

Attn:      Thomas Hagerty

Cannae Holdings, Inc.

1701 Village Center Circle

Las Vegas, Nevada 89134

Attn:      Michael L. Gravelle

Black Knight, Inc.

601 Riverside Avenue

Jacksonville, Florida 32204

Attn: Colleen Haley

CC Capital

200 Park Avenue, 58th floor

New York, New York 10166

Attn:  Douglas Newton

Ladies and Gentlemen:

This letter agreement (this “Agreement”) is entered into as of June [•], 2020 among (i) Thomas H. Lee Equity Fund VIII, L.P., a Delaware limited partnership, Thomas H. Lee Parallel Fund VIII, L.P., a Delaware limited partnership, THL Fund VIII Coinvestment Partners, L.P., a Delaware limited partnership, THL Executive Fund VIII, L.P., a Delaware limited partnership, THL Equity Fund VIII Investors (D&B), L.P., a Delaware limited partnership (together with their respective Affiliates (as defined below) who hold Voting Securities (as defined below), “THL”), (ii) D&B Holdco, LLC, a Delaware limited liability company (together with its Affiliates who hold Voting Securities, “Cannae”), (iii) CC Star Holdings, LP, a Delaware limited partnership (together with its Affiliates who hold Voting Securities, “CC Star”), (iv) Bilcar, LLC, a Delaware limited liability company (together with its Affiliates who hold voting securities, “Bilcar”), and (v) Black Knight InfoServ, LLC, a Delaware limited liability company (together with its Affiliates who hold Voting Securities, “Black Knight”). THL, Cannae, Bilcar, and Black Knight are collectively referred to herein as the “Stockholders”.

In recognition that Dun & Bradstreet Holdings, Inc., a Delaware corporation (the “Company”), is currently contemplating an underwritten initial public offering (the “IPO”) of shares of its Common Stock (as defined below) and that, as of the closing date of the IPO (the “Closing Date”), the Stockholders collectively hold or beneficially own at least a majority of the outstanding Voting Securities, from the date hereof through the third anniversary of the date hereof, each of the Stockholders agrees to vote all of its respective Voting Securities as a group in all matters related to the election of Directors, including to elect the following individuals as Directors on the Company’s board of directors (“Board”) at each of the next shareholder meetings of the Company at which individuals are eligible for election: (1) William P. Foley, II, (2) Richard Massey, (3) Thomas Hagerty, (4) Ganesh Rao and (5) Chinh Chu, provided, however, that no Stockholder shall be required to vote to extend an individual’s election term beyond the Company shareholder meeting ending in 2023.

This Agreement shall automatically terminate on the third anniversary of the date hereof, unless otherwise mutually agreed by the parties hereto to extend for a duration to be agreed by the parties.

For purposes of this Agreement, capitalized terms shall have the following meanings:

“Affiliate” means, with respect to any Person, an “affiliate” as defined in Rule 405 of the regulations promulgated under the Securities Act.

“beneficially own” or “beneficial ownership” shall have the meaning ascribed to such terms in Rule 13d-3 under the Exchange Act.

“Common Stock” shall mean shares of Common Stock, par value $0.0001 per share, of the Company, or any successor shares into which such shares of Common Stock are exchanged or reclassified.

“Director” shall mean a member of the Board.

“Voting Securities” means Common Stock and any other securities of the Company entitled to vote generally in the election of directors of the Company, including the Common Stock and any other securities of the Company entitled to vote generally in the election of directors of the Company held by Star Parent, L.P., in each case that are beneficially owned by a Stockholder.

This Agreement shall become effective as of the date hereof.  The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.  Except as set forth herein, the rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.  This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of Delaware, without reference to conflicts of laws principles.  It is agreed that no failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

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[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

CANNAE:

D&B HOLDCO, LLC

By:
Name:
Title:

THL:

THOMAS H. LEE EQUITY FUND VIII, L.P.
By: THL Equity Advisors VIII, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

By:
Name:
Title:

THOMAS H. LEE PARALLEL FUND VIII, L.P.
By: THL Equity Advisors VIII, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

By:
Name:
Title:

THL FUND VIII COINVESTMENT PARTNERS, L.P.

By:
Name:
Title:

THL EXECUTIVE FUND VIII, L.P.
By: THL Equity Advisors VIII, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

By:
Name:
Title:

THL EQUITY FUND VIII INVESTORS (D&B), L.P.

By:
Name:
Title:

CC STAR:

CC STAR HOLDINGS, LP By: CC CAPITAL GP, LLC,

By:
Name:
Title:

BILCAR:

BILCAR, LLC

By:
Name:
Title:

BLACK KNIGHT

BLACK KNIGHT INFOSERV, LLC

By:
Name:
Title: